EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER

AND THE CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED

 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 of Vitacost.com, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey J. Horowitz, Chief Executive Officer of the Company and I, Brian D. Helman, Chief Financial Officer of the Company, certify pursuant to l8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2013

By:	/s/ Jeffrey J. Horowitz
Jeffrey J. Horowitz,
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Brian D. Helman
Brian D. Helman
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350 as an exhibit to the Report and is not being filed as part of the Report or as a separate disclosure document.